Exhibit 99.1

FOR IMMEDIATE RELEASE – February 28, 2005

NS Group Clarifies Standard & Poors Announcement to Withdraw Rating

NEWPORT, KY — (BUSINESS WIRE) — February 28, 2005 (NYSE: NSS) NS Group, Inc. announced today that because it has no outstanding long-term debt and therefore lacks the need for a debt rating, it requested Standard & Poors to cancel its service to provide ongoing coverage in order to save annual fees. S&P Ratings Services announced earlier today that it withdrew its credit rating at the company’s request. The company believes the lack of clarity as to the reason why S&P withdrew its rating necessitated this release.

NS Group, Inc. is a leading producer of seamless and welded tubular products serving the energy industry. These products are used in the drilling, exploration and transmission of oil and natural gas. The company’s tubular products are marketed primarily in the United States and certain foreign markets. NS Group is traded on the NYSE under the symbol NSS. To learn more about NS Group log on to www.nsgrouponline.com.

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CONTACT:	Linda A. Pleiman
Director of Investor Relations and Corporate Communications
NS GROUP, INC.
(859) 292-6814
www.nsgrouponline.com